EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                             MUNRO DEVELOPMENTS INC.
            FORM 10-Q FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2007
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stuart Carnie, am the Chief Executive Officer and acting Chief Financial Officer of Munro Developments Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended March 31, 2007 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 27, 2011                 By: /s/ Stuart Carnie
                                        ----------------------------------------
                                        Stuart Carnie
                                        Chief Executive Officer, President,
                                        acting Chief Financial Officer,
                                        acting Principal Accounting Officer and
                                        Director